EXHIBIT 99.1

8point3, the Joint-Venture Yieldco of First Solar and SunPower, Enters into a Definitive Agreement to be Acquired by Capital Dynamics

TEMPE, AZ, SAN JOSE, CA, February 5, 2018 – First Solar, Inc. (NASDAQ:FSLR) (“First Solar”) and SunPower Corporation (NASDAQ:SPWR) (“SunPower” and, together with First Solar, the “Sponsors”) today announced that their joint-venture yieldco, 8point3 Energy Partners LP (“8point3” or the “Partnership”), has entered into an Agreement and Plan of Merger and Purchase Agreement (the “Merger Agreement”) with CD Clean Energy and Infrastructure V JV, LLC, an investment fund managed by Capital Dynamics, Inc., and certain other co-investors (collectively, “Capital Dynamics”), pursuant to which Capital Dynamics will acquire 8point3 through an acquisition of 8point3 General Partner, LLC (the “General Partner”), the general partner of the Partnership (such transaction, the “GP Transfer”), all of the outstanding Class A shares in the Partnership and all of the outstanding common and subordinated units and incentive distribution rights in 8point3 Operating Company, LLC (“OpCo”), the Partnership’s operating company (the “Proposed Transactions”).

Pursuant to the Proposed Transactions, the Partnership’s Class A shareholders and the Sponsors, as holders of common and subordinated units in OpCo, will receive $12.35 per share or per unit in cash, plus a preset daily amount representing cash expected to be generated from December 1, 2017 through closing less any distributions received after the execution of the Merger Agreement. No consideration will be received by the Sponsors for the incentive distribution rights and the GP Transfer pursuant to the Proposed Transactions.

•	Proposed Transactions represent about $977 million in equity value and about $1.7 billion in enterprise value

•	Culmination of an extensive and competitive marketing process with more than 130 parties contacted

•	Committed debt financing secured by Capital Dynamics enhances certainty of closing the Proposed Transactions

•
Proposed Transactions unanimously approved by the Conflicts Committee of the Board of Directors of 8point3 and approved by the Board of Directors of the General Partner as well as the Boards of Directors of First Solar and SunPower

•	Proposed Transactions expected to close in second fiscal quarter or third fiscal quarter of 2018

The completion of the Proposed Transactions is subject to a number of closing conditions, including approval by a majority of the outstanding 8point3 public Class A shareholders, the expiration of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, Federal Energy Regulatory Commission (FERC) Section 203 approval and the approval of the Committee on Foreign Investment in the United States (CFIUS). The Sponsors, which are the indirect owners of the General Partner and approximately 64.5 percent of OpCo’s outstanding units, have executed an agreement to vote in support of the Proposed Transactions. Additionally, the Proposed Transactions are subject to certain other customary closing conditions.

8point3 will host a conference call for investors to discuss the Proposed Transactions at 2:30 p.m., Pacific Time, on February 5, 2018. The call will be webcast and can be accessed from 8point3’s website at http://ir.8point3energypartners.com.

About First Solar, Inc.

First Solar, Inc. (NASDAQ:FSLR) is a leading global provider of comprehensive photovoltaic (PV) solar systems that use its advanced module and system technology. First Solar’s integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation. From raw material sourcing through end-of-life module recycling, First Solar’s renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

About SunPower

As one of the world’s most innovative and sustainable energy companies, SunPower Corporation (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower’s more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, and North and South America. For more information about how SunPower is changing the way the world is powered, visit www.sunpower.com.

About 8point3

8point3 Energy Partners LP (NASDAQ:CAFD) is a limited partnership formed by First Solar, Inc. and SunPower Corporation to own, operate and acquire solar energy generation projects. The Partnership owns interests in projects in the United States that generate long-term contracted cash flows and serve utility, commercial and residential customers. For more information about 8point3, please visit: www.8point3energypartners.com.

About Capital Dynamics

Capital Dynamics, Inc. is an independent, global asset manager, investing in private equity, private credit and clean energy infrastructure. Capital Dynamics is client-focused, tailoring solutions to meet investor requirements. The Firm manages investments through a broad range of products and opportunities including separate account solutions, investment funds and structured private equity products. Capital Dynamics currently has $15 billion in assets under management and advisement.

Forward-Looking Statements

For First Solar Investors
This press release includes various “forward-looking statements” which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on First Solar’s current expectations and First Solar’s projections about future events. You should not place undue reliance on these forward-looking statements. First Solar undertakes no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause First Solar’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the expected timing and likelihood of completion of the Proposed Transactions, including the timing, receipt and terms and conditions of any required governmental approvals of the Proposed Transactions that could cause the parties to abandon the Proposed Transactions; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk of failure of Partnership’s shareholders to approve the Proposed Transactions; the risk that the parties may not be able to satisfy the conditions to the Proposed Transactions in a timely manner or at all; and the matters discussed in Item 1A. “Risk Factors,” of First Solar’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC.

For SunPower Investors
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding: (a) the expected timing and likelihood of completion of the Proposed Transactions; (b) the timing and anticipated receipt of required shareholder, governmental, or other approvals of the Proposed Transactions; and (c) expected transaction proceeds and value. These forward-looking statements are based on SunPower’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance, or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) the timing, receipt, and terms and conditions of any required governmental approvals of the Proposed Transactions that could cause the parties to abandon the Proposed Transactions; (2) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; (3) the risk of failure of the Partnership’s shareholders to approve the Proposed Transactions; and (4) the risk that the parties may not be able to satisfy the conditions to the Proposed Transactions in a timely manner or at all. A detailed discussion of certain of these factors and other risks that affect SunPower’s business is included in SunPower’s filings makes with the SEC from time to time, including SunPower’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of SunPower’s Investor Relations website at http://investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to SunPower, and SunPower assumes no obligation to update these forward-looking statements in light of new information or future events.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release contains information about the Proposed Transactions involving the Partnership and its subsidiaries and affiliates of Capital Dynamics. In connection with the Proposed Transactions, the Partnership will file with the SEC and furnish to the Partnership’s shareholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE PARTNERSHIP’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and shareholders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. In addition, the proxy statement and the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 14(d) of the Exchange Act will be available free of charge through the Partnership’s website at www.8point3energypartners.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

PARTICIPANTS IN THE SOLICITATION

The Partnership and the General Partner’s directors and executive officers, and First Solar and SunPower and their respective directors and executive officers, are deemed to be participants in the solicitation of proxies from the shareholders of the Partnership in respect of the Proposed Transactions. Information regarding the directors and executive officers of the General Partner, First Solar and SunPower is contained in the Partnership’s 2017 Form 10-K filed with the SEC on February 5, 2018, First Solar’s 2016 Form 10-K filed with the SEC on February 22, 2017 and SunPower’s 2016 Form 10-K filed with the SEC on February 17, 2017, respectively. Free copies of these documents may be obtained from the sources described above.

Contacts

Investors
Steve Haymore
602-414-9315
stephen.haymore@firstsolar.com

Bob Okunski
408-240-5447
bob.okunski@sunpowercorp.com

Media
Steve Krum
602-427-3359
steve.krum@firstsolar.com

Natalie Wymer
650-223-9132
natalie.wymer@sunpowercorp.com